EXHIBIT 2.3

                                     BY-LAWS

                                      -OF-

                             WORLD DlAGNOSTICS, INC.

                               A Close Corporation

                               ARTICLE I - OFFICES

The office of the Corporation shall be located in the City, County and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Shareholders may, from time to time, determine.

                      ARTICLE II - MEETING OF SHAREHOLDERS

SECTION 1 - ANNUAL MEETINGS:

The annual meeting of the shareholders of the Corporation shall be held within five months after the close of the fiscal year of the corporation, for the purpose of electing officers and transacting such other business as may properly come before the meeting.

SECTION 2 - REGULAR MEETINGS:

The shareholders may provide by resolution, from time to time, for the holding of regular meetings of the shareholders and may affix the time and place thereof.

SECTION 3 - SPECIAL MEETINGS:

Special meetings of the shareholders may be called at any time by the President, and shall be called by the President or the Secretary at the written request of the holders of ten per cent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Corporation Law.

SECTION 4 - PLACE OF MEETINGS:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within the United States as shall be designated in the notices or waivers of notice of such meetings.

SECTION 5 - NOTICE OF MEETINGS:

(a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote as such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder, who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

SECTION 6 - CHAIRMAN OF MEETINGS:

At all meetings of the Shareholders, the President, if present, shall preside. If there shall be no President, or he shall be absent, then a Chairman of the meeting, chosen by the shareholders, shall preside.

SECTION 7 - QUORUM:

(a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

SECTION 8 - VOTING:

(a) Except as otherwise provided herein or by statute, or by the Certificate of Incorporation, any corporate action, to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided herein or by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

SECTION 9 - DUTIES AND POWERS:

The Shareholders shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation.

SECTION 10 - CONTRACTS:

(a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any shareholder be liable in any way by reason of the fact that such shareholder of this Corporation is interested in, or is a shareholder, director or officer of such other Corporation, provided that such facts are disclosed or made known to the remaining shareholders.

(b) Any shareholder, personally and individually, may be a party to or may be interested in any contract or transaction of the Corporation, and no shareholder shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the other shareholders, and provided that the shareholders shall authorize, approve or ratify such contract or transaction by a majority vote not counting the shares of any such shareholder, notwithstanding the presence of any such shareholder at the meeting at which such action is taken. The shares of such shareholder or shareholders may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory, or otherwise) applicable thereto.

SECTION 11- COMMITTEES:

The shareholders may, from time to time, designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the shareholders. At all meetings of a committee, the presence of all members of the committee shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided for by the shareholders. Participation of any one or more members of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting. Any action authorized in writing by all of the members of a committee entitled to vote thereon and filed with the minutes of the Committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.

                             ARTICLE III - OFFICERS

SECTION 1 - NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, as the shareholders may, from time to time, deem advisable. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the shareholders at the regular annual meeting of the shareholders.

(c) Each officer shall hold office until the annual meeting of the shareholders next succeeding his election, and until his; successor shall have been elected and qualified, or until his death, resignation or removal.

SECTION 2 - RESIGNATION:

Any officer may resign at any time by giving written notice of such resignation to the President or the Secretary of the Corporation, unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3 - REMOVAL:

Any officer may be removed, either with or without cause, and a successor elected by the shareholders at any time.

SECTION 4 - VACANCIES:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the shareholders.

SECTION 5 - DUTIES OF OFFICERS:

Officers of the Corporation shall, unless otherwise provided by the shareholders, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these by-laws or may from time to time be specifically conferred or imposed by the shareholders. The President shall be the chief executive officer of the Corporation.

SECTION 6 - SURETIES AND BONDS:

In case the shareholders shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the shareholders may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

SECTION 7 - SHARES OF OTHER CORPORATIONS:

Whenever the Corporation is the holder of shares of any other Corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders, meetings and execution of waivers, consents, proxies or other instruments,) may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the shareholder may authorize.

                           ARTICLE IV- SHARES OF STOCK

SECTION 1 - CERTIFICATE OF STOCK:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the shareholders, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the president or Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and may bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) The shareholders may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of script in registered or bearer form over the signatures of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such script shall not entitle the holder to any rights of a shareholder, except as therein provided.

SECTION 2 - LOST OR DESTROYED CERTIFICATES:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed on production of such evidence of loss or destruction as the shareholders in their discretion, may require, the shareholders may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the Corporation a bond in such sum as they may direct, and with such surety or sureties as may be satisfactory to them, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the shareholders, it is proper so to do.

SECTION 3 - TRANSFERS OF SHARES:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or agents may require.

The Corporation shall be entitled to treat the holder of record of any share or shares the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other. person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 4 - RECORD DATE:

In lieu of closing the share records of the Corporation, the shareholders may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholder entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the directors relating thereto is adopted when a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

                              ARTICLE V - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the shareholders may determine.

                            ARTICLE VI - FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the shareholders from time to time, subject to applicable law.

                          ARTICLE VII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the shareholders.

                            ARTICLE VIII - AMENDMENTS

Except as otherwise provided by statute or by the Certificate of Incorporation, all by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made by a majority vote of the shareholders.